Exhibit 99.1(L)

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Financial Position

June 31, 2016 and December 31, 2015

(in Korean won)	Notes	June 31, 2016	December 31, 2015
		(Unaudited)
Assets
Cash and deposits	5,38,42	1,963,741,408,599	1,770,260,756,469
Financial assets at fair value through profit or loss	6,38,39,40,42	13,437,790,931,142	12,650,454,726,757
Derivative financial assets	7,38	471,336,969,132	499,025,245,208
Available-for-sale financial assets	8,38,39,40,42	2,765,039,486,897	2,200,667,595,527
Held-to-maturity financial assets	9,38,40	10,000,000,000	10,000,000,000
Investments in subsidiaries	10	883,741,036,454	887,131,322,286
Investments in associates	11	5,837,000,000	5,837,000,000
Loans	12,38,42	2,203,949,466,119	2,099,453,289,018
Property and equipment	14,42	124,509,150,329	136,982,356,808
Investment property	15	53,576,568,229	54,141,004,095
Intangible assets	16,42	58,709,557,680	61,781,044,633
Current tax assets		26,465,640,397	4,630,486,822
Other financial assets	17,38	1,135,069,399,518	879,416,671,322
Other non-financial assets	18	33,555,597,668	37,927,306,125
Assets held for sale	19	25,000,000,000	—

Total assets		23,198,322,212,164	21,297,708,805,070

Liabilities
Deposits received	20,38,42	1,980,004,348,446	1,685,138,713,023
Financial liabilities at fair value through profit or loss	21,38	7,891,881,429,683	7,164,228,121,195
Derivative financial liabilities	7,38	755,043,525,828	849,162,768,423
Borrowings	22,38,42	8,170,935,530,752	7,472,718,208,568
Net defined benefit liabilities	23	9,733,901,000	38,528,438,326
Deferred tax liabilities		6,081,394,192	13,005,128,856
Provisions		2,599,584,394	2,512,041,319
Other financial liabilities	24,38	1,021,779,552,858	734,169,472,163
Other non-financial liabilities	25	50,156,660,452	59,333,553,753

Total liabilities		19,888,215,927,605	18,018,796,445,626

Equity
Capital stock	1	1,183,062,650,000	1,183,062,650,000
Other paid-in capital	27	1,023,036,247,788	901,381,492,643
Retained earnings	13	966,654,628,458	1,057,385,960,243
Elements of other shareholders’ equity	28	137,352,758,313	137,082,256,558

Total equity		3,310,106,284,559	3,278,912,359,444

Total liabilities and equity		23,198,322,212,164	21,297,708,805,070

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Income

Three-Month and Six-Month Periods Ended June 30, 2016 and 2015

		Periods Ended June 31
(in Korean won)	Notes	2016(Unaudited)		2015(Unaudited)
		Three months	Six months	Three months	Six months
Operating income
Fee and commission income	29,42	111,428,879,532	211,234,569,761	136,005,221,919	231,335,434,578
Gain on valuation and disposal of financial assets(liabilities)	30,42	619,443,187,277	1,578,346,729,518	489,823,105,928	1,113,812,422,711
Interest income	31,42	109,137,628,760	222,762,078,207	123,420,902,894	240,603,347,974
Gain on valuation and disposal of loans		242,004,180	249,223,560	1,572,423,030	1,572,423,030
Gain on foreign currency transactions		22,095,927,696	87,423,641,675	56,867,976,493	103,281,521,639
Other operating income	32	10,300,556,099	24,237,612,252	13,593,896,356	24,452,228,018

		872,648,183,544	2,124,253,854,973	821,283,526,620	1,715,057,377,950

Operating expenses
Fee and commission expense	29,42	14,004,959,646	27,596,243,234	11,126,313,234	20,529,054,079
Loss on valuation and disposal of financial assets(liabilities)	30,42	689,506,862,267	1,671,431,078,777	530,562,326,373	1,133,926,282,317
Interest expense	31,42	32,132,956,683	65,186,227,139	38,415,663,471	78,309,949,037
Loss on valuation and disposal of loans		22,269,877,808	22,718,314,956	39,802,941	43,169,136
Loss on foreign currency transactions		10,708,920,907	73,665,274,880	24,914,475,832	66,573,731,847
Payroll	33,42	70,392,613,673	137,105,699,858	89,162,116,850	164,736,813,051
Other selling and administrative expenses	34,42	47,979,425,749	95,755,728,935	45,751,080,197	90,484,875,165
Other operating expenses	32	4,297,199,898	5,906,974,236	3,363,607,810	3,814,675,381

		891,292,816,631	2,099,365,542,015	743,335,386,708	1,558,418,550,013

Operating profit(loss)		(18,644,633,087)	24,888,312,958	77,948,139,912	156,638,827,937
Non-operating income	35,42	18,977,945,031	27,134,037,331	23,942,334,314	27,162,323,904
Non-operating expenses	35	20,851,531,120	25,273,489,558	212,539,666	11,733,362,290

Profit(loss) before income tax		(20,518,219,176)	26,748,860,731	101,677,934,560	172,067,789,551
Income tax expense(benefit)	36	(4,738,357,686)	7,532,001,016	23,511,941,154	45,855,402,061

Profit(loss) for the period		(15,779,861,490)	19,216,859,715	78,165,993,406	126,212,387,490

Earnings per share
Basic and diluted earnings per share	37	(71)	87	355	574

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Comprehensive Income

Three-Month and Six-Month Periods Ended June 30, 2016 and 2015

		Periods Ended June 31
(in Korean won)	Notes	2016(Unaudited)		2015(Unaudited)
		Three months	Six months	Three months	Six months
Profit(loss) for the period		(15,779,861,490)	19,216,859,715	78,165,993,406	126,212,387,490

Other comprehensive income
Items that will not be reclassified to profit or loss
Loss on revaluation of property, plant and equipment	14, 28	(5,920,087,446)	(5,920,087,446)	—	—
Items that may be subsequently reclassified to profit or loss
Gain on valuation of available-for-sale financial assets	8,28	786,483,940	6,190,589,201	971,194,314	28,085,294,480
Other comprehensive income for the period, net of tax		(5,133,603,506)	270,501,755	971,194,314	28,085,294,480

Total comprehensive income(loss) for the period		(20,913,464,996)	19,487,361,470	79,137,187,720	154,297,681,970

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Changes in Equity

Six-Month Periods Ended June 30, 2016 and 2015

(in Korean won)		Other Paid in Capital
						Other
	Capital	Capital	Treasury	Other	Retained	Components	Total
	Stock	Surplus	Stock	Equity	Earnings	of Equity	Equity
Balances at January 1, 2015	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	847,719,534,433	134,576,900,861	3,066,740,577,937

Dividends	—	—	—	—	(10,994,798,200)	—	(10,994,798,200)
Total Comprehensive income
Profit for the period	—	—	—	—	126,212,387,490	—	126,212,387,490
Other comprehensive income	—	—	—	—	20,861,341	28,064,433,139	28,085,294,480

Balance at June 31, 2015 (Unaudited)	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	962,957,985,064	162,641,334,000	3,210,043,461,707

Balances at January 1, 2016	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	1,057,385,960,243	137,082,256,558	3,278,912,359,444

Dividends	—	—	—	—	(109,948,191,500)	—	(109,948,191,500)
Sale of treasury shares	—	—	121,654,755,145	—		—	121,654,755,145
Total Comprehensive income
Profit for the period	—	—	—	—	19,216,859,715	—	19,216,859,715
Other comprehensive income	—	—	—	—	—	270,501,755	270,501,755

Balance at June 31, 2016 (Unaudited)	1,183,062,650,000	1,063,271,037,451	(45,436,237,855)	5,201,448,192	966,654,628,458	137,352,758,313	3,310,106,284,559

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Cash Flows

Six-Month Periods Ended June 30, 2016 and 2015

(in Korean won)	Notes	2016	2015
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Cash generated from operations
Profit for the period		19,216,859,715	126,212,387,490
Adjustment for non-cash items		(186,616,847,989)	(184,138,635,180)
Changes in operating assets and liabilities		(495,854,794,620)	838,469,756,856

		(663,254,782,894)	780,543,509,166
Interest received		185,797,849,204	232,538,816,941
Interest paid		(65,300,882,232)	(78,622,154,514)
Dividends received		36,144,449,964	38,966,989,414
Income tax paid		(19,938,669,170)	(33,403,354,911)

Net cash inflow(outflow) from operating activities		(526,552,035,128)	940,023,806,096

Cash flows from investing activities
Deposit in long-term financial instruments		297,945,500,000	82,642,379,939
Acquisition of available-for-sale financial assets		(1,633,546,432,388)	(1,599,689,119,426)
Disposal of available-for-sale financial assets		1,061,444,897,833	718,115,914,470
Acquisition of investments of subsidiaries and associates		(117,605,925,300)	(45,270,329,142)
Disposal of investment of subsidiaries and associates		100,983,803,243	52,502,212,978
Acquisition of property and equipment		(1,245,650,950)	(2,212,776,782)
Disposal of property and equipment		1,174,545	298,070,725
Acquisition of intangible assets		(863,706,230)	(521,320,000)
Disposal of intangible assets		25,000,000	1,576,700,000
Disposal of investment property		—	3,182,380,000

Net cash outflow from investing activities		(292,861,339,247)	(789,375,887,238)

Cash flows from financing activities
Decrease in borrowings		823,261,101,205	(212,629,426,189)
Decrease in guarantee deposits received		(1,565,000,000)	(498,237,269)
Dividends paid	26	(109,948,191,500)	(10,994,798,200)
Sale of treasury shares		107,148,726,700	—

Net cash inflow(outflow) from financing activities		818,896,636,405	(224,122,461,658)

Effect of exchange rate changes on cash and cash equivalents		(541,122,832)	1,120,704,005

Net decrease in cash and cash equivalents		(1,057,860,802)	(72,353,838,795)
Cash and cash equivalents at the beginning of the period		203,635,038,166	424,985,962,475

Cash and cash equivalents at the end of the period		202,577,177,364	352,632,123,680

The accompanying notes are an integral part of these separate financial statements.